UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 29, 2009

World Energy Solutions, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-25097

(Commission File Number)

65-0783722

(IRS Employer Identification No.)

3900A 31st Street N., St. Petersburg, Florida   33714

(Address of Principal Executive Offices and Zip Code)

(727) 525-5552

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 5 – Corporate Governance and Management

Item 5.02 Appointment of Certain Officers.

World Energy Solutions, Inc. (the “Company”) (OTC BB:WEGY.OB), a Florida corporation focused on energy conservation technologies and environmental sustainability, announced today that Board of Directors has appointed Peter W. James as President of the Company, effective immediately.

Peter James, age 64, is currently on the Board of Directors of the Company, serves as the Company Chief Operating Officer and has handled the marketing of the major energy efficiency projects now under development.  As President, James will continue to be responsible for the sales and marketing of all current product ranges.  He will continue the development and implementation of the Company marketing plan to facilitate operating profitability in domestic and overseas sectors. Mr. James will also be in charge of attaining manufacturing licenses of new commercially-ready products which have been researched and developed internally.  In addition to continuing to lead the Company’s marketing and sales efforts, Mr. James will be responsible for the re-organization of the Company and its corporate governance as the Company continues to grow.

Mr. James has a successful background in international marketing and in selling to the federal, state and municipal governments in the USA.  He is a UK qualified CPA and a commercial lawyer with wide experience in dealing with European and Asian markets.   For many years he has served as a Director and Secretary of World Trade Centre (Holdings) Ltd. in the United Kingdom and is a Director and Secretary of its eight subsidiary companies.  In the United States he serves as founder Chairman of World Trade Center Holdings, Inc., a position from which he retired 5 years ago. The World Trade Center entities are involved in development of trade centers and multi-use arenas. Mr. James also is a director for Auxetix, Inc., a company involved in the development of impact resistant fabric, and, he is a director for BCB International, Inc., a company involved in the development of military equipment and systems.   He is member of the Spectrum Group, a Washington DC based defense lobbyist consortium, and has relevant trading links in the European Community for energy-efficient products and services.  He is a former President of the Cardiff Chamber of Commerce (UK), which was the first City to twin with a Chinese City in 1986. Additionally, he is a former senior officer of the Royal Navy Reserve and formerly Secretary General of CIOR, the NATO agency responsible for its c. 8,000,000 Reserve Forces.  None of the aforementioned entities are affiliated with World Energy Solutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

By:

/s/:  Benjamin C. Croxton

Benjamin C. Croxton, Chief Executive Officer

DATED:  January 29, 2009.

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